EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

NOT FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

In connection with the quarterly report of Patterson-UTI Energy, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Andrew Hendricks, Jr., Chief Executive Officer, and John E. Vollmer III, Chief Financial Officer, of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. The foregoing is being furnished solely pursuant to said Section 906 and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended, and is not being filed as part of the Report or as a separate disclosure document.

/s/ William Andrew Hendricks, Jr.
William Andrew Hendricks, Jr.
Chief Executive Officer
October 28, 2015

/s/ John E. Vollmer III
John E. Vollmer III
Chief Financial Officer
October 28, 2015